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                                                                      EXHIBIT 21

SUBSIDIARIES OF ALARIS MEDICAL SYSTEMS, INC.


NAME                                            JURISDICTION OF INCORPORATION
----------------------------------------        --------------------------------

IVAC Overseas Holdings, Inc.                    Delaware
River Medical, Inc.                             Delaware
ALARIS Foreign Sales Corp.                      Barbados
ALARIS Medical Canada Ltd.                      Canada
ALARIS Medical Nordic, AB                       Sweden
IVAC Industries Limited                         United Kingdom
ALARIS Medical UK Limited                       United Kingdom
ALARIS Medical France, S.A.                     France
ALARIS Medical Deutschland, GmbH                Germany
ALARIS Medical Espana, S.L.                     Spain
IMED Ltd.                                       United Kingdom
ALARIS Medical Australia Pty Ltd.               Australia
ALARIS Consent Corporation                      Delaware
Sistemas Medicos ALARIS, S.A. de CV             Mexico
ALARIS Medical Norway A/S                       Norway
ALARIS Medical Italia, S.P.A.                   Italy
ALARIS Medical Holland, BV                      Netherlands
ALARIS Release Corporation                      Delaware
IMED South Africa                               South Africa